OMB APPROVAL

OMB Number: 3235-0059
Expires: January 31, 2008
Estimated average burden
hours per response...12.75
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12
Akorn, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form. Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

NOTICE OF 2006 ANNUAL MEETING OF SHAREHOLDERS
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
I. PROPOSALS
PROPOSAL 2. RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
II.CORPORATE GOVERNANCE AND RELATED MATTERS
REPORT OF THE AUDIT COMMITTEE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CODE OF ETHICS
III. SECURITY OWNERSHIP OF CERTAIN
EQUITY COMPENSATION PLANS
IV. EXECUTIVE COMPENSATION AND OTHER INFORMATION
PERFORMANCE GRAPH
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
ANNUAL REPORT
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS
APPENDIX A

PROXY MATERIALS
Akorn, Inc.
2500 Millbrook Drive
Buffalo Grove, Illinois 60089

NOTICE OF 2006 ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 25, 2006

TO THE SHAREHOLDERS OF AKORN, INC.:
     You are cordially invited to attend the 2006 annual meeting of shareholders of Akorn, Inc. (“we,” “our,” “us” or “Akorn”) to be held at 10:00 a.m., local time, on May 25, 2006 at our principal offices located at 2500 Millbrook Drive, Buffalo Grove, IL 60089 for the following purposes, as more fully described in the accompanying proxy statement:
1.	To elect five directors to the Board of Directors.

2.	To ratify the selection by the Audit Committee of the Board of Directors of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.
     The record date for the determination of the shareholders entitled to vote at the meeting or at any adjournment thereof is the close of business on April 7, 2006. A list of shareholders entitled to vote at the meeting will be open to the examination of any shareholder, for any purpose germane to the meeting, at the location of the meeting on May 25, 2006 and during ordinary business hours for ten days prior to the meeting at our principal offices located at 2500 Millbrook Drive, Buffalo Grove, Illinois 60089.
     Your Board of Directors recommends that you vote in favor of the three proposals outlined in the proxy statement. Please refer to the proxy statement for detailed information on each of the proposals.

By Order of the Board of Directors

/s/ Arthur S. Przybyl

Arthur S. Przybyl President and Chief Executive Officer

Buffalo Grove, Illinois April 21, 2006
     It is important that your shares be represented at the meeting regardless of the number of shares you hold. Whether or not you expect to attend the meeting in person, please complete, date, sign and return the accompanying proxy in the enclosed envelope to ensure the presence of a quorum at the meeting. Even if you have voted by proxy, and you attend the meeting, you may, if you prefer, revoke your proxy and vote your shares in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you will not be permitted to vote in person at the meeting unless you first obtain a legal proxy issued in your name from the record holder.

AKORN, INC.
2500 Millbrook Drive
Buffalo Grove, Illinois 60089
PROXY STATEMENT
For the Annual Meeting of Shareholders
To Be Held May 25, 2006
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Why have I received these materials?
     This proxy statement and the enclosed proxy card were sent to you because our Board of Directors (the “Board”) is soliciting your proxy to vote at the annual meeting of shareholders to be held on May 25, 2006. You are cordially invited to attend the annual meeting and are requested to vote on the proposals described in this proxy statement. We intend to mail this proxy statement and accompanying proxy card on or about April 21, 2006 to all shareholders entitled to vote at the annual meeting.
Who is entitled to vote at the Annual Meeting?
     Shareholders of record as of the close of business on April 7, 2006 will be entitled to vote at the annual meeting. On April 7, 2006, there were (i) 74,424,989 shares of common stock outstanding and entitled to vote, and (ii) 85,400 shares of Series B 6.0% Participating Convertible Preferred Stock (“Preferred Stock”) outstanding and entitled to vote.
     Shareholder of Record: Shares Registered in Your Name. If on April 7, 2006, you were a “record” shareholder of common stock (that is, if you held common stock or Preferred Stock in your own name in our stock records maintained by our transfer agent, Computershare Investor Services, LLC (“Computershare”)), you may vote in person at the annual meeting or by proxy. Whether or not you intend to attend the annual meeting, we encourage you to complete and sign the accompanying proxy card and mail it to Akorn to ensure your vote is counted.
     Beneficial owner: Shares Registered in the Name of a Broker or Bank. If on April 7, 2006, you were the beneficial owner of shares of common stock held in “street name” (that is, a shareholder who held common stock through a broker or other nominee) then these materials are being forwarded to you by the broker or other nominee. You may direct your broker or other nominee how to vote your shares of common stock. However, you will have to obtain a proxy form from the institution that holds your shares and follow the voting instructions on the form. If you wish to attend the annual meeting and vote in person, you may not do so unless you first obtain a legal proxy issued in your name from your broker or other nominee.
What am I voting on?
     There are two matters scheduled for a vote:
•	Election of five directors; and

•	Ratification of the selection by the Audit Committee of the Board of Directors of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.
How do I vote?
     You may either vote “FOR” all the nominees to the Board of Directors or you may abstain from voting for any nominee you specify. For each of the other matters to be voted on, you may vote “FOR” or “AGAINST” or abstain from voting.
     Shareholder of Record: Shares Registered in Your Name. If you are a shareholder of record, you may vote in person at the annual meeting, or you may vote by proxy using the enclosed proxy card. Whether or not you plan to attend the annual meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the annual meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.
     Beneficial Owner: Shares Registered in the Name of Broker or Bank. If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Akorn. In order to vote, complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.
How many votes do I have?
     Each share of common stock is entitled to one vote with respect to each matter to be voted on at the annual meeting. Each share of Preferred Stock is entitled to the number of votes equal to the number of shares of common stock into which a share of Preferred Stock can be converted on the record date. On April 7, 2006 each share of Preferred Stock was convertible into 40 shares of common stock, and each share of Preferred Stock is entitled to 40 votes with respect to each matter to be voted on at the annual meeting.
What constitutes a quorum for purposes of the annual meeting?
     A quorum of shareholders is necessary to hold a valid meeting. The presence at the annual meeting in person or by proxy of the holders of a majority of the voting power of all outstanding shares of common stock and Preferred Stock entitled to vote shall constitute a quorum for the transaction of business. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by shareholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.
How does the Board recommend that I vote my shares?
     Unless you give other instructions on your proxy card, the persons named as proxy on the proxy card will vote in accordance with the recommendations of the Board. The Board’s recommendation is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote:
•	FOR the proposal to elect the nominated directors as set forth on page 4; and

•	FOR the ratification of the selection by the Audit Committee of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006, as set forth on page 6.
     With respect to any other matter that properly comes before the annual meeting, the proxies will vote as recommended by the Board or, if no recommendation is given, in their own discretion. At the date this proxy statement went to press, the Board had no knowledge of any business other than that described herein that would be presented for consideration at the annual meeting.
What if I return a proxy card but do not make specific choices?
     If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” the election of all five nominees for director and “FOR” the ratification of the selection of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006. If any other matter is properly presented at the annual meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

How many votes are needed to approve each proposal?
     The election of directors requires the affirmative vote of a plurality of the votes cast at the annual meeting by shares represented in person or by proxy and entitled to vote for the election of directors. A plurality means the highest number of “FOR” votes. Therefore, the five nominees receiving the most proper “FOR” votes will be elected. Abstention and broker non-votes will have no effect on the outcome.
     The ratification of the selection by the Audit Committee of the Board of Directors of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006 requires a “FOR” vote from a majority of the votes cast. Abstentions and broker non-votes will have no effect on the outcome.
Can I change my vote after I return my proxy card?
     Yes. After you have submitted a proxy card, you may change your vote at any time before the proxy card is exercised in one of three ways:
•	You may submit a written notice of revocation to Akorn’s Secretary at 2500 Millbrook Drive, Buffalo Grove, Illinois 60089.

•	You may submit a proxy bearing a later date.

•	You may attend the annual meeting and vote in person. Attendance at the meeting will not, by itself, revoke a proxy.
Who will bear the expense of soliciting proxies in connection with this proxy statement?
     Akorn will bear the cost of soliciting proxies in the form enclosed. In addition to the solicitation by mail, proxies may be solicited personally or by telephone, facsimile or electronic transmission by our employees. Our employees will not receive any additional compensation for participating in proxy solicitation. We may reimburse brokers holding common stock in their names or in the names of their nominees for their expenses in sending proxy materials to the beneficial owners of such common stock.
Is there any information that I should know about future annual meetings?
Shareholder Proposals
     Any shareholder who intends to present a proposal at the 2007 annual meeting of shareholders must deliver the proposal to Akorn’s Corporate Secretary at 2500 Millbrook Drive, Buffalo Grove, Illinois 60089 not later than December 15, 2006, if the proposal is to be submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
     If a shareholder proposal is received after February 17, 2007, we may vote in our discretion as to that proposal all of the shares for which we have received proxies for the 2007 annual meeting of shareholders.
What does it mean if I receive more than one proxy?
     It means you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare, located at 2 North LaSalle Street, Chicago, Illinois 60602, and may be reached at 312-588-4732.

I. PROPOSALS
PROPOSAL 1. ELECTION OF DIRECTORS
     The Board has nominated five candidates for election at the annual meeting and recommends that shareholders vote “FOR” the election of all five nominees. All of the nominees listed below are currently directors. If elected at the annual meeting, each of these nominees would serve until the 2007 annual meeting and until his or her successor is elected and has qualified, or until the director’s death, resignation or removal. We encourage our directors and nominees for directors to attend our annual meetings of shareholders. Directors are elected by a plurality of the votes properly cast in person or by proxy. The five nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the five nominees named below. In the unanticipated event that one or more of such nominees is unavailable as a candidate for director, the persons named in the accompanying proxy will vote for another candidate nominated by the Board. Each person nominated for election has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve.
     The following table and narrative description sets forth, as of March 31, 2006, the age, principal occupation and employment, position with us, directorships in other public corporations, and year first elected as one of our directors, of each individual nominated for election as director at the annual meeting. Unless otherwise indicated, each nominee has been engaged in the principal occupation or occupations described below for more than the past five years.

		Director
Name	Age	Since	Present Position with Akorn
John N. Kapoor, Ph.D.	62	1991	Chairman of the Board
Arthur S. Przybyl	49	2003	President, Chief Executive Officer, Director
Jerry N. Ellis*#§	68	2001	Director
Ronald M. Johnson*#§	60	2003	Director
Jerry I. Treppel*#§	51	2003	Director

*	Member of the Audit Committee. Mr. Ellis is Chair of the committee.

#	Member of the Compensation Committee. Mr. Johnson is Chair of the committee.

§	Member of the Nominating and Corporate Governance Committee. Mr. Treppel is Chair of the committee.
     John N. Kapoor, Ph.D. Dr. Kapoor has served as the Chairman of our Board since May 1995. Dr. Kapoor previously served as the Chairman of our Board from December 1991 to January 1993 and as our acting Chairman of our Board from April 1993 to May 1995. Dr. Kapoor served as our Chief Executive Officer from March 2001 to December 2002 and from May 1996 to November 1998. Dr. Kapoor serves as chairman of the board of directors of Option Care, Inc. (an infusion services and supplies company) and was Chief Executive Officer of Option Care, Inc. from August 1993 to April 1996. Dr. Kapoor is the president of EJ Financial Enterprises, Inc. (a health care consulting and investment company). Dr. Kapoor currently serves on the board of directors of Option Care, Inc. and NeoPharm, Inc. (a biopharmaceutical company), of which he served as chairman of the board of directors from July 1990 to June 2004. Dr. Kapoor is the chairman of the board of directors of each of First Horizon Pharmaceutical Corporation (a distributor of pharmaceuticals), Introgen Therapeutics, Inc. (a gene therapy company), and Duska Therapeutics, Inc. (a biopharmaceutical company).
     Arthur S. Przybyl. Mr. Przybyl has served as our Chief Executive Officer since February 2003 and as a director since his appointment by our Board in November 2003. Mr. Przybyl has also served as our President and Chief Operating Officer since September 2002. Mr. Przybyl joined us in August 2002 as Senior Vice President, Sales and Marketing. Prior to joining us, Mr. Przybyl served as President and Chief Executive Officer for Hearing Innovations Inc., an innovative, start-up developer of medical devices for the profoundly deaf and tinnitus markets, and prior to that, he served as President and Chief Operating Officer for Bioject, Inc., a NASDAQ company specializing in needle-free technology. Mr. Przybyl was also a director of Novadaq Technologies, Inc., a privately held research company, until July 2004.
     Jerry I. Treppel. Mr. Treppel was appointed as a director by our Board in November 2003. Mr. Treppel is the managing member of Wheaten Capital Management LLC, a capital management company focusing on investment in the health care sector. Over the past 15 years, Mr. Treppel was an equity research analyst focusing on the specialty pharmaceuticals and generic drug sectors at several investment banking firms including Banc of America Securities, Warburg Dillon Read LLC (now UBS), and Kidder, Peabody & Co. He previously served as a healthcare services analyst at various firms, including Merrill Lynch & Co. He also held administrative positions in the healthcare services industry early in his career. Mr. Treppel is a current member of the board of directors of Cangene Corporation, a Canadian biotechnology company. Mr. Treppel holds a BA in Biology from Rutgers College in New Brunswick, N.J., an MHA in Health Administration from Washington University in St. Louis, Mo., and an MBA in Finance from New York University. Mr. Treppel has been a Chartered Financial Analyst (CFA) since 1988.
     Jerry N. Ellis. Mr. Ellis has served as a director since 2001. Mr. Ellis is an adjunct professor in the Department of Accounting at The University of Iowa. Mr. Ellis was a consultant to Arthur Andersen, LLP from 1994 to 2000 and a partner at Arthur Andersen in the Dallas, Madrid and Chicago offices from 1973 to 1994. Mr. Ellis is a director of First Horizon Pharmaceutical Corporation (a distributor of pharmaceuticals) and a member of the Board of Trustees of William Penn University in Oskaloosa, Iowa. Mr. Ellis holds a BBA in Economics and an MBA from the University of Iowa.
     Ronald M. Johnson. Mr. Johnson was appointed a director by the Board in May 2003. Mr. Johnson is currently Executive Vice President of Quintiles Consulting, a company which provides consulting services to pharmaceutical, medical device, biologic and biotechnology industries in their efforts to meet the United States Food and Drug Administration (“FDA”) regulatory requirements. Before joining Quintiles Consulting in 1997, Mr. Johnson spent 30 years with the FDA, holding various senior level positions primarily in the compliance and enforcement areas.
     Under agreements between us and the John N. Kapoor Trust dated 9/20/89 (the “Kapoor Trust”), an entity controlled by Dr. John N. Kapoor, our Chairman of the Board, the Kapoor Trust is entitled to designate two individuals to be nominated and recommended by our Board for election as a director. As of the date of this proxy statement, the Kapoor Trust has designated only Dr. Kapoor for this purpose, and is not expected to designate a second individual for nomination as a director prior to the annual meeting.
     The Board of Directors recommends a vote “FOR” each of the named nominees in Proposal 1.

PROPOSAL 2. RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The Board is seeking shareholder ratification of its selection of BDO Seidman, LLP (“BDO”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2006.
     We expect representatives of BDO to attend the annual meeting, have an opportunity to make a statement if they so desire and be available to respond to appropriate questions from shareholders regarding our audit for the year ended December 31, 2005.
Audit Fees
     Aggregate fees, including out-of-pocket expenses, for professional services rendered by BDO in connection with (i) the audit of our consolidated financial statements as of and for the year ended December 31, 2005, and (ii) the reviews of our condensed consolidated interim financial statements as of September 30, 2005, June 30, 2005, and March 31, 2005, were $300,100. Additionally, during 2005, BDO charged us $32,200 for assistance with our Form S-1 and Form S-3 filings.
     Aggregate fees, including out-of-pocket expenses, for professional services rendered by BDO in connection with (i) the audit of our consolidated financial statements as of and for the year ended December 31, 2004, and (ii) the reviews of our condensed consolidated interim financial statements as of September 30, 2004, June 30, 2004, and March 31, 2004 were $291,500. Additionally, during 2004, BDO charged us $51,000 for assistance with our Form S-1 filing.
Audit-Related Fees
     Aggregate fees, including out-of-pocket expenses, for professional services rendered by BDO for audit-related services for the year ended December 31, 2005 were $8,900. Audit related services in 2005 included an audit of our employee benefit plan.
     Aggregate fees, including out-of-pocket expenses, for professional services rendered by BDO for audit-related services for the year ended December 31, 2004 were $10,000. Audit related services in 2004 included an audit of our employee benefit plan.
Tax Fees
     Aggregate fees, including out-of-pocket expenses, for professional services rendered by BDO in connection with tax compliance, tax advice and corporate tax planning for the year ended December 31, 2005 were $56,600.
     Aggregate fees, including out-of-pocket expenses, for professional services rendered by BDO in connection with tax compliance, tax advice and corporate tax planning for the year ended December 31, 2004 were $22,900.
All Other Fees
     There were no additional fees paid to BDO during the years ended December 31, 2005 and 2004.
Audit Committee Pre-Approval Policies and Procedures
     The Audit Committee has considered whether the provision of services covered in the preceding paragraphs is compatible with maintaining BDO’s independence. At their regularly scheduled and special meetings, the Audit Committee of the Board considers and pre-approves any audit and non-audit services to be performed for us by our independent registered public accounting firm. For 2005, those pre-approved audit, audit-related, tax and all other services represented 84%, 2%, 14% and 0%, respectively, of all services that year.
The Board of Directors unanimously recommends that you vote “FOR” the ratification of BDO Seidman, LLP as our independent registered public accounting firm for fiscal year 2006.

II. CORPORATE GOVERNANCE AND RELATED MATTERS
Board of Directors
     The age, principal occupation and employment, position with us, directorships in other public corporations, and year first elected as one of our directors, of each of our current directors as of March 31, 2006 are included in this proxy statement under the heading “PROPOSAL 1. ELECTION OF DIRECTORS” above and are incorporated herein by reference.
Independence of the Board of Directors
     Our common stock is traded on the American Stock Exchange (“AMEX”). The Board has determined that a majority of the members of the Board qualify as “independent,” as defined by the AMEX listing standards. Consistent with these considerations, after review of all relevant transactions and relationships between each director, or any of his or her family members, and Akorn, its senior management and its independent auditors, the Board has determined further that all of our directors are independent directors within the meaning of Section 121(A) of AMEX’s listing standards, except for Mr. Przybyl and Dr. Kapoor.
Executive Sessions of Independent Directors
     Our independent directors meet regularly in executive sessions where only independent directors are present. Persons interested in communicating with the independent directors may address correspondence to a particular director, or to the independent directors generally, in care of Corporate Secretary, Akorn, Inc., 2500 Millbrook Drive, Buffalo Grove, Illinois 60089.
Committees of the Board
     The Board has three committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee, with the members of each committee indicated below.
•	The Audit Committee consists of Mr. Ellis (Chairman), Mr. Johnson and Mr. Treppel.

•	The Compensation Committee consists of Mr. Johnson (Chairman), Mr. Ellis and Mr. Treppel.

•	The Nominating and Corporate Governance Committee consists of Mr. Treppel (Chairman), Mr. Ellis and Mr. Johnson.
     The composition of Board committees is reviewed and determined each year at the initial meeting of the Board after the annual meeting of shareholders. During the year ended December 31, 2005, our Board held seven meetings. All of the directors attended at least 75% of the aggregate number of meetings of the Board and of the Board committees on which they serve. The Board asks that all members of the Board attend the annual meeting of shareholders. All members of the Board attended the 2005 annual meeting.
Audit Committee
     The Audit Committee of the Board oversees our corporate accounting and financial reporting process and audits of our financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on our audit engagement team as required by law; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by Akorn regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; reviews and approves all related party transactions; reviews the financial statements to be included in our Annual Report on Form 10-K and quarterly reports on Form 10-Q; and discusses with management and the independent auditors the results of the annual audit and the results of the reviews of our quarterly financial statements. The Audit Committee met nine times during the

2005 fiscal year. The Audit Committee has adopted a written Audit Committee Charter that is attached as Appendix A to this proxy statement.
     The Board has reviewed the AMEX listing standards definition of independence for Audit Committee members and has determined that all members of our Audit Committee are independent under Section 121(B) of AMEX’s listing standards. The Board has determined that Mr. Ellis qualifies as an “audit committee financial expert,” as defined in applicable Securities Exchange Commission (“SEC”) rules. The Board made a qualitative assessment of Mr. Ellis’ level of knowledge and experience based on a number of factors, including his formal education, his experience as a Partner with Arthur Andersen LLP, and his experience as a director of First Horizon Pharmaceutical Corporation (a distributor of pharmaceuticals). The Board has determined that such simultaneous service does not impair Mr. Ellis’ ability to effectively serve on the Audit Committee.
Compensation Committee
     The Compensation Committee, which formally met two times during 2005 and had several informal telephone conferences, reviews and approves the overall compensation strategy and policies for Akorn. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management; reviews and approves the compensation and other terms of employment of our Chief Executive Officer; reviews and approves the compensation and other terms of employment of the other executive officers; and administers equity awards and stock purchase plans. Each member of the Compensation Committee has been determined by the Board to be an independent member under Section 121(A) of AMEX’s listing standards.
Nominating and Corporate Governance Committee
     The Nominating and Corporate Governance Committee is responsible for developing and implementing policies and processes regarding corporate governance matters, assessing Board membership needs and making recommendations regarding potential director candidates to the Board. A current copy of the Nominating and Corporate Governance Committee Charter, which has been adopted and approved by the Board, is available on our website at http://www.akorn.com (the contents of such website are not incorporated into this proxy statement). Each member of the Nominating and Corporate Governance Committee has been determined by the Board to be an independent member under Section 121(A) of AMEX’s listing standards. The Nominating and Corporate Governance Committee met one time during the 2005 fiscal year.
     The Board believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Board also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of Akorn, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our shareholders. However, the Board retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of Akorn and the long-term interests of shareholders. In conducting this assessment, the Board considers skills, diversity, age, and such other factors as it deems appropriate given the current needs of the Board and Akorn, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Board and the Nominating and Corporate Governance Committee review such directors’ overall service to Akorn during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such director’s independence. In the case of new director candidates, the Board also determines whether the nominee must be independent, which determination is based upon applicable SEC and AMEX rules.
     The Board members should possess such attributes and experience as are necessary to provide a broad range of personal characteristics including diversity, management skills, and pharmaceutical industry, financial, technological, business and international experience. Directors selected should be able to commit the requisite time for preparation and attendance at regularly scheduled Board and committee meetings, as well as be able to participate in other matters necessary for good corporate governance.

     In order to find a Board candidate, the Board uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Board conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Board meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. To date, the Board has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates, nor has the Board rejected a director nominee from a shareholder or shareholders.
     Although there is no formal procedure for shareholders to recommend nominees for the Board, the Nominating and Corporate Governance Committee will consider such recommendations if received one hundred twenty (120) days in advance of the annual meeting. Such recommendations should be addressed to the Nominating and Corporate Governance Committee at our address and provide all information relating to such person that the shareholder desires to nominate that is required to be disclosed in solicitation of proxies pursuant to Regulation 14A under the Exchange Act. The Board does not believe that a formal procedure for shareholders to recommend nominees for the Board is necessary because every effort has been made to ensure that nominees recommended by shareholders are given appropriate consideration by the Nominating and Corporate Governance Committee.
Communications with the Board
     Historically, we have not adopted a formal process for shareholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of shareholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to shareholders in a timely manner. We believe our responsiveness to shareholder communications to the Board has been excellent.
Director Compensation
     Each director who is not one of our salaried officers receives a fee for his services as a director of $2,500 per regular meeting of the Board, $500 per telephone meeting and $500 per committee meeting, plus reimbursement of expenses related to thereto. Each of our independent directors also receives an annual retainer in the amount of $10,000. The chairs of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee also receive annual compensation of $2,500.
     All of our directors have participated in the Akorn, Inc. 2003 Stock Option Plan (“2003 Stock Option Plan”). Our independent directors were granted an option to acquire 10,000 shares of our common stock in both January 2004 and April 2005 under our 2003 Stock Option Plan and are to receive options to acquire 10,000 shares of our common stock each calendar year thereafter in which such director serves under our Amended and Restated Akorn, Inc. 2003 Stock Option Plan (“Amended 2003 Plan”). Any director appointed between annual meetings would receive a pro rata portion of an option to acquire 10,000 shares. Options granted under the 2003 Plan and the Amended 2003 Plan vest immediately and expire five years from the date of grant.
REPORT OF THE AUDIT COMMITTEE
     The Audit Committee reviews Akorn’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.
     In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that Akorn’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors.
     The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees). In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from Akorn and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

     The Audit Committee has also considered whether the independent auditors’ provision of non-audit services to Akorn is compatible with the auditors’ independence.
     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited consolidated financial statements in Akorn’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the SEC.
Submitted by the Audit Committee of the Board of Directors
Jerry I. Treppel Ronald M. Johnson Jerry N. Ellis, Chairman
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     Mr. John N. Kapoor, Ph.D., our current Chairman of the Board and Chief Executive Officer from March 2001 to December 2002, and a principal shareholder, is affiliated with EJ Financial Enterprises, Inc., a health care consulting investment company (“EJ Financial”). EJ Financial is involved in the management of health care companies in various fields and Dr. Kapoor is involved in various capacities with the management and operation of these companies. The John N. Kapoor Trust dated September 20, 1989 (the “Kapoor Trust”), the beneficiary and sole trustee of which is Dr. Kapoor, is a principal shareholder of each of these companies. As a result, Dr. Kapoor does not devote his full time to our business. Although such companies do not currently compete directly with us, certain companies with which EJ Financial is involved are in the pharmaceutical business. Discoveries made by one or more of these companies could render our products less competitive or obsolete. We also paid EJ Financial approximately $237,455 in 2005 consisting of prior years’ accrued consulting fees of approximately $64,500 and $172,955 for prior years’ accrued expenses.
     On July 12, 2001, we entered into a $5,000,000 subordinated debt transaction with the Kapoor Trust. The transaction was evidenced by a Convertible Bridge Loan and Warrant Agreement (the “Loan Agreement”) in which the Kapoor Trust agreed to provide two separate tranches of funding in the amounts of $3,000,000 (“Tranche A”) and $2,000,000 (“Tranche B”). As part of the consideration provided to the Kapoor Trust for the subordinated debt, we issued the Kapoor Trust two warrants, exercisable until December 20, 2006, which allow the Kapoor Trust to purchase 1,000,000 shares of common stock at a price of $2.85 per share and another 667,000 shares of common stock at a price of $2.25 per share. Under the terms of the Loan Agreement, the subordinated debt bore interest at prime plus 3%. The convertible feature of the Loan Agreement, as amended, allowed for conversion of the subordinated debt plus interest into shares of our common stock at a price of $2.28 per share of common stock for Tranche A and $1.80 per share of common stock for Tranche B. On March 31, 2006, all of the principal and accrued interest owed under the promissory notes designating the Tranche A and Tranche B debt, in an aggregate of approximately $7,297,654, was converted into 3,540,281 shares of our common stock and the Loan Agreement was terminated. We did not have the right to prepay the promissory notes prior to their maturity on December 20, 2006. For this reason, and after negotiations with the Kapoor Trust, we paid $390,519 to the Kapoor Trust as an incentive for it to consent to convert the promissory notes prior to their maturity dates. The conversion of the promissory notes prior to their maturity will save us approximately $200,000 in interest payments after accounting for the $390,519 payment to the Kapoor Trust.
     In December 2001, we entered into a $3,250,000 five-year loan (the “NeoPharm Note”) with NeoPharm, Inc. (“NeoPharm”) to fund the completion our lyophilization facility located in Decatur, Illinois. Dr. Kapoor is also a director of NeoPharm and holds a substantial stock position in NeoPharm. Under the terms of the NeoPharm Note evidencing the loan, interest accrued at the initial rate of 3.6% to be reset quarterly based upon NeoPharm’s average return on its cash and readily tradable long and short-term securities during the previous calendar quarter. On May 16, 2005, we paid all principal and interest due under the NeoPharm Note with a one-time cash payment of $2,500,000 and terminated a processing agreement between NeoPharm and us that had been entered into in connection with the NeoPharm Note.
     As part of an exchange transaction completed in October 2003, we issued certain subordinated promissory notes (the “2003 Subordinated Notes”) to the Kapoor Trust, Arjun C. Waney, one of our principal shareholders, and Argent Fund Management, Ltd., for which Mr. Waney serves as Chairman and Managing Director and 52% of which is owned by Mr. Waney. The 2003 Subordinated Notes were to mature on April 7, 2006 and bore interest at prime plus 1.75%, but interest payments were prohibited under the terms of our subordination agreement. With the consent of our principal lender, we retired the 2003 Subordinated Notes with cash payments totaling approximately $3,288,000 on March 20, 2006.
     In 2005, we paid approximately $37,942 for consulting fees to Quintiles, Inc., a firm at which Mr. Johnson, one of our directors, is employed. Dr. Abu S. Alam, our Senior Vice President, New Business Development, serves as a consultant to EJ Financial, First Horizon, Alliant Pharmaceuticals and Insys Therapeutics. As a result, Dr. Alam does not devote his full time to our business and although such companies do not currently compete directly with us, each company is involved in the pharmaceutical business.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     During 2005, Gulu Waney, then a 10% owner of Akorn’s common stock, failed to file timely four Form 4 reports with the SEC to report four transactions and changes in beneficial ownership. All such transactions have since been reported on Form 4 reports.
CODE OF ETHICS
     Our Board has adopted a Code of Ethics that is applicable to our principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions. We will satisfy any disclosure requirements under Item 10 of Form 8-K regarding an amendment to, or waiver from, any provision of the Code of Ethics with respect to our principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions by disclosing the nature of such amendment or waiver on our website or in a report on Form 8-K. A copy of the Code of Ethics can be obtained at our website. Our website address is http://www.akorn.com (the contents of such website are not incorporated into this proxy statement). In addition, our Board has adopted a general code of ethics that is applicable to all of our employees and directors.
     Our Audit Committee has adopted a whistleblower policy in compliance with Section 806 of the Sarbanes-Oxley Act. The whistleblower policy allows employees to confidentially submit a good faith complaint regarding accounting or audit matters to the Audit Committee and management without fear of dismissal or retaliation. This policy was distributed to all our employees for signature and signed copies are on file in our Human Resources Department.

III. SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
     As of March 31, 2006, the following persons were directors, nominees, executive officers whose total annual salary and bonus for 2005 exceed $100,000 (each a “Named Executive Officer”), or others with beneficial ownership of five percent or more of our common stock. The information set forth below has been determined in accordance with Rule 13d-3 under the Exchange Act based upon information furnished to us or to the SEC by the persons listed. Unless otherwise noted the address of each of the following persons is 2500 Millbrook Drive, Buffalo Grove, Illinois 60089.

	Shares		Percent of
Beneficial Owner	Beneficially Owned (1)		Class
Directors
John N. Kapoor, Ph.D.	30,851,519	(2)	38.27%
Jerry I. Treppel	925,157	(3)	1.24%
Jerry N. Ellis	67,000	(4)	0.09%
Ronald M. Johnson	40,000	(5)	0.05%
Named Executive Officers
Arthur S. Przybyl	1,360,335	(6)	1.80%
Jeffrey A. Whitnell	72,908	(7)	0.10%
Abu S. Alam, Ph.D.	180,047	(8)	0.24%
John R. Sabat	313,489	(9)	0.42%
John W. Stern	92,932	(10)	0.12%
Directors and officers as a group (9 persons)	33,903,387		40.27%
Other Beneficial Owners
Arjun C. Waney Flat No. 16 46 Lowndes Square London SW1X 9JV England	6,046,028	(11)	8.14%
Pequot Capital Management Inc. 500 Nyala Farm Rd. Westport, CT 06880	18,428,453	(12)	23.78%

(1)	Includes all shares beneficially owned, whether directly and indirectly, individually or together with associates, jointly or as community property with a spouse, as well as any shares as to which beneficial ownership may be acquired within 60 days of March 31, 2006 by the exercise of options, warrants or other convertible securities. Unless otherwise specified in the footnotes that follow, the indicated person has sole voting power and sole investment power with respect to the shares.

(2)	Includes (i) 20,774,378 shares of common stock owned by the Kapoor Trust of which Dr. Kapoor is the sole trustee and beneficiary, (ii) 3,273,976 shares of common stock owned by EJ Financial/Akorn Management, L.P. of which Dr. Kapoor is managing general partner, (iii) 63,600 shares of common stock owned by a trust, the trustee of which is Dr. Kapoor’s wife and the beneficiaries of which are their children, (iv) 6,337,047 shares of common stock issuable upon exercise of warrants issued to the Kapoor Trust.

(3)	Includes (i) 20,000 shares of common stock issuable pursuant to stock options, (ii) 83,333 shares of common stock issuable upon exercise of warrants, (iii) 356,974 shares of common stock and 83,334 shares of common stock issuable upon exercise of warrants, each of which are held indirectly through Wheaton Capital Management LLC, an entity of which Mr. Treppel is the managing member.

(4)	Includes 65,000 shares of common stock issuable upon exercise of stock options.

(5)	Such shares are issuable upon exercise of stock options.

(6)	Includes (i) 1,125,000 shares of common stock issuable upon exercise of stock options and (ii) 41,222 shares of restricted common stock which become fully vested on April 1, 2006.

(7)	Includes 57,500 shares of common stock issuable upon exercise of stock options and 15,408 shares of restricted common stock, which become fully vested on April 1, 2006.

(8)	Includes (i) 90,000 shares of common stock issuable upon exercise of stock options, (ii) 8,333 shares of common stock issuable upon exercise of warrants and (iii) 14,597 shares of restricted common stock, which become fully vested on April 1, 2006.

(9)	Includes (i) 110,000 shares of common stock issuable upon exercise of stock options, (ii) 33,333 shares of common stock issuable upon exercise of warrants and (iii) 14,411 shares of restricted common stock, which become fully vested on April 1, 2006.

(10)	Includes (i) 86,250 shares of common stock issuable upon exercise of stock options and (ii) 4,811 shares of restricted common stock, which become fully vested on April 1, 2006.

(11)	Includes (i) 960,331 shares of common stock held by Argent Fund Management, Ltd. (“Argent”), for which Mr. Waney serves as Chairman and Managing Director and 52% of which is owned by Mr. Waney, (ii) 628,400 shares of common stock held by First Winchester Investments Ltd. (“First Winchester”), which operates as an equity fund for investors unrelated to Mr. Waney and whose investments are directed by Argent, (iii) 506,000 shares of common stock held by Mr. Waney through individual retirement accounts maintained in the United States, (iv) 3,951,297 shares held jointly by Mr. Waney and Mrs. Judith D. Waney, including 10,000 shares of common stock issuable pursuant to stock options. Under the Rules of the SEC, Mr. Waney may be deemed to be the beneficial owner of the shares held by First Winchester.

(12)	Includes (i) 1,851,852 shares of common stock issuable upon conversion of 50,000 shares of Preferred Stock and 185,868 shares of common stock issuable upon conversion of accrued dividends related thereto, (ii) 630,667 shares of common stock issuable upon exercise of warrants, and (iii) 555,556 shares of common stock issuable upon exercise of warrants.
EQUITY COMPENSATION PLANS
Equity Compensation Plans Approved by Shareholders
     Our stockholders have approved both the Akorn, Inc. 1988 Incentive Compensation Plan (“1988 Plan”) and the Akorn, Inc. 1991 Stock Option (the “1991 Directors’ Plan”). Under the 1988 Plan, any of our officers or key employees were eligible to receive stock options as designated by the Board. Under the 1991 Directors’ Plan, options were issuable to our directors. The 1988 Plan expired on November 2, 2003 and the 1991 Directors Plan expired December 7, 2001. The 2003 Stock Option Plan, under which we could issue up to an aggregate total of 5,000,000 incentive or non-qualified options, was approved by the Board on November 6, 2003 and approved by our stockholders on July 8, 2004. On March 29, 2005, the Board approved the Amended 2003 Plan, effective as of April 1, 2005, which was approved by our stockholders on May 27, 2005. The Amended 2003 Plan is an amendment and restatement of the 2003 Stock Option Plan and provides us with the ability to grant other types of equity awards to eligible participants besides stock options. The aggregate number of shares of our common stock that may be issued pursuant to awards granted under the Amended 2003 Plan is 5,000,000. As of December 31, 2005, there were 2,807,000 options and 221,509 restricted stock awards outstanding under the Amended 2003 Plan.
     The Akorn, Inc. Employee Stock Purchase Plan (“Employee Stock Purchase Plan”) permits eligible employees to acquire shares of our common stock through payroll deductions not exceeding 15% of base wages, at a 15% discount from market price of our common. A maximum of 1,000,000 shares of our common stock may be acquired under the terms of the Employee Stock Purchase Plan. Shares issued under the Employee Stock Purchase Plan cannot be sold until one year after the purchase date.
Equity Compensation Plans Not Approved by Shareholders
     None.

          Summary Table. The following table sets forth certain information as of December 31, 2005, with respect to compensation plans under which shares of Akorn common stock were issuable as of that date.

Number of
	securities to		Number of securities
	be issued upon		remaining available for future
	exercise	Weighted-average	issuance under equity
	of outstanding	exercise price of	compensation plans
	options,	outstanding options,	(excluding securities reflected
Plan Category	warrants and rights	warrants and rights	in the first column)
Equity Compensation plans approved by security holders:	3,706,475	$2.45	2,687,113

Equity Compensation plans not approved by security holders:	—	—	—

Total	3,706,475	—	2,687,113	(1)

(1)	Includes 2,382,875 shares of common stock available under the Amended 2003 Plan and 304,238 shares of common stock available under our Employee Stock Purchase Plan.

IV. EXECUTIVE COMPENSATION AND OTHER INFORMATION
Executive Officers
     The following table identifies our current executive officers, the positions they hold, and the year in which they became an officer, as of March 31, 2006. Our officers are elected by the Board to hold office until their successors are elected and qualified.

			Year
			Became
Name	Position	Age	Officer
Arthur S. Przybyl	President, Chief Executive Officer and Director	49	2002
Jeffrey A. Whitnell	Sr. Vice President, Chief Financial Officer, Secretary and Treasurer	50	2004
Abu S. Alam, Ph.D.	Senior Vice President, New Business and Product Development	60	2004
John R. Sabat	Senior Vice President, National Accounts	56	2004
John W. Stern	Vice President, Sales and Marketing	40	2004
          Information on the business background of Arthur S. Przybyl included in this proxy statement under the heading “PROPOSAL 1: ELECTION OF DIRECTORS” above and is incorporated herein by reference.
          Jeffrey A. Whitnell. Mr. Whitnell has served as our Vice President, Finance and Chief Financial Officer since June 2004. He was further appointed Secretary and Treasurer in August 2004 and was promoted to Senior Vice President in November 2004. Before joining us, Mr. Whitnell served as Vice President of Finance and Treasurer with Ovation Pharmaceuticals, a specialty pharmaceutical company. Prior to joining Ovation Pharmaceuticals in June 2002, Mr. Whitnell worked for MediChem Life Sciences, which he joined in April 1997, and where he held various senior financial management positions.
          Abu S. Alam, Ph.D. Dr. Alam has served as our Senior Vice President, New Business and Product Development since November 2004. Dr. Alam joined us in 1996 as Vice President, Technical Services and was promoted to Vice President, Research and Development in 1997.
          John R. Sabat. Mr. Sabat has served as our Senior Vice President, National Accounts since October 2004. He joined us in June 2003 as Vice President, National Accounts. Prior to joining us, he served as Vice President, Sales and Marketing with Major Pharmaceuticals, a division of Apotex Inc., and a manufacturer and worldwide distributor of proprietary, multi-source prescription and over-the-counter pharmaceuticals.
          John W. Stern. Mr. Stern has served as our Vice President, Sales and Marketing since joining us in November 2003. Prior to joining us, he served as Senior Director, Product Marketing at VHA Inc., a nationwide network of community-owned health care systems and physicians.
Employment Agreements
          In January 2003, Mr. Przybyl received and accepted an employment offer letter for the position of our Chief Executive Officer. His letter provides for an annual salary of $260,000, a discretionary bonus of up to 50% of his base salary, a grant of options to purchase 50,000 shares of our common stock, severance for one year at his base salary if he is terminated without cause, and other customary benefits for our employees. In January 2004, his annual salary was increased to $305,000 and he was granted stock options to purchase 750,000 shares of common stock. In March of 2005, his annual salary was increased to $320,250 and a new bonus arrangement was adopted which made him eligible to receive a one-time cash bonus equal to the sum of (i) up to $240,188, which equals 75% of his annual base compensation rate, if he achieved all of his performance measurements, and (ii) up to $80,063, which equals 25% of his annual base compensation rate, if our adjusted earnings before interest, taxes, depreciation, and amortization (“EBITDA”) for 2005 were at least $11,400,000. Mr. Przybyl’s performance measurements include (i) achieving adjusted EBITDA for 2005 of at least $9,500,000, (ii) conducting a successful capital raise or achieving cash flows from operations such that a capital raise is unnecessary, (iii) removing the restrictions imposed on our Decatur, Illinois facility set forth in the warning letter issued by the FDA and (iv) filing eight new abbreviated new drug application with the FDA and introducing six new abbreviated new drug application products to the market. In order to comply with Section 409A of the Internal Revenue Code, we entered into a bonus agreement with Mr.

Przybyl in December of 2005 to memorialize the bonus arrangements adopted by the Board in March 2005. The bonus agreement does not change the terms of the bonus arrangement adopted by the Board. Also, in connection with his serving as our Chief Executive Officer, we have provided to Mr. Przybyl supplemental indemnity assurances with respect to any claims associated with his execution, filing and submission of Chief Executive Officer Certifications of SEC reports for periods preceding his direct supervision of financial and accounting matters.
          In June 2004, Mr. Whitnell received and accepted an employment offer letter for the position of our Vice President, Finance and Chief Financial Officer. His offer letter provides for an annual salary of $180,000, a discretionary bonus of up to 30% of his base salary, a grant of options to purchase 100,000 shares of our common stock, severance for six months of his base salary if he is terminated without cause, and other customary benefits for our employees. In November 2004, Mr. Whitnell received and accepted a letter amending the terms of his employment. Under the terms of the amended letter, Mr. Whitnell was promoted to Senior Vice President, Finance and Chief Financial Officer, his annual salary was increased to $190,000 and he was granted an additional grant of stock options to purchase 15,000 shares of common stock. In March of 2005, his annual salary was increased to $199,500 and a new bonus arrangement was adopted to which made him eligible to receive a one-time cash bonus equal to the sum of (i) up to $89,775, which equals 45% of his annual compensation, if he achieved all of his performance measurements and (ii) up to $29,925, which equals 15% of his annual compensation, if our adjusted EBITDA for 2005 were at least $11,400,000. Mr. Whitnell’s performance measurements include (i) achieving adjusted EBITDA for 2005 of at least $9,500,000, (ii) conducting a successful capital raise or achieving cash flows from operations such that a capital raise is unnecessary, (iii) successfully renegotiating the credit agreement with LaSalle Bank on more favorable terms and (iv) developing an omnibus equity compensation plan that is approved by our shareholders. In order to comply with Section 409A of the Internal Revenue Code, we entered into a bonus agreement with Mr. Whitnell in December of 2005 to memorialize the bonus arrangements adopted by the Board in March 2005. The bonus agreement does not change the terms of the bonus arrangement adopted by the Board.
Summary Compensation Table
          The following table summarizes the compensation we paid for services rendered during the years ended December 31, 2005, 2004 and 2003 to each person who, during 2005, served as our Chief Executive Officer and to each of our Named Executive Officers.

					Long-Term
		Annual Compensation			Compensation
						Securities
Name and Principal				Other Annual	Restricted Stock	Underlying	All Other
Position	Year	Salary	Bonus(1)	Compensation(2)	Awards(3)	Options/SARS	Compensation
Arthur S. Przybyl (4)	2005	317,317	240,208	10,000	152,500	—	110,374
President and	2004	305,000	—	10,000	—	750,000	103,306
Chief Executive Officer	2003	259,089	—	10,000	—	75,000	44,649

Jeffrey A. Whitnell (5)	2005	197,673	108,433	6,000	57,000	—	5,515
Senior Vice President,	2004	99,654	—	3,231	—	115,000	—
Chief Financial Officer,	2003	—	—	—	—	—	—
Secretary and Treasurer

Abu S. Alam, Ph.D. (6)	2005	184,038	55,500	6,000	54,001	—	7,275
Sr. Vice President,	2004	172,847	—	6,000	—	50,000	2,693
New Business and	2003	157,673	—	4,846	—	25,000	2,365
Product Development

John R. Sabat (7)	2005	183,409	91,625	6,000	54,001	—	10,410
Sr. Vice President,	2004	171,500	—	6,000	—	50,000	2,837
National Accounts	2003	78,692	—	2,769	—	100,000	—

John W. Stern (8)	2005	141,372	17,911	6,000	20,551	—	5,867
Vice President,	2004	136,462	—	6,000	—	40,000	20,276
Sales & Marketing	2003	15,577	—	692	—	75,000	—

(1)	There were no executive officer bonuses awarded for 2004 or 2003.

(2)	Represents automobile allowance.

(3)	Mr. Przybyl held 58,429 shares of restricted stock at the end of the last fiscal year valued at $266,436. All 58,429 shares of restricted stock granted to Mr. Przybyl vested on April 1, 2006. Mr. Whitnell held 21,839 shares of restricted stock at the end of the last fiscal year valued at $99,586. All 21,839 shares of restricted stock granted to Mr. Whitnell vested on April 1, 2006. Mr. Alam held 20,690 shares of restricted stock at the end of the last fiscal year valued at $94,346. All 20,690 shares of restricted stock granted to Mr. Alam vested on April 1, 2006. Mr. Sabat held 20,690 shares of restricted stock at the end of the last fiscal year valued at $94,346. All 20,690 shares of restricted stock granted to Mr. Sabat vested on April 1, 2006. Mr. Stern held 7,874 shares of restricted stock at the end of the last fiscal year valued at $35,905. All 7,874 shares of restricted stock granted to Mr. Stern vested on April 1, 2006. No dividends were paid on any restricted stock.

(4)	Mr. Przybyl became Chief Executive Officer on February 17, 2003. Before then, Mr. Przybyl was our President and Chief Operating Officer. For 2005, his “All Other Compensation” represents reimbursement for temporary housing expenses of $101,123, Group Term Life Insurance premiums of $540, supplemental long term disability insurance premiums of $1,806, and 401(k) contributions of $6,905.

(5)	Mr. Whitnell has been our Chief Financial Officer since June 2004, Secretary and Treasurer since August 2004 and Senior Vice President since November 2004. For 2005, his “All Other Compensation” represents Group Term Life Insurance premiums of $540, supplemental long term disability insurance premiums of $2,010, and 401(k) contributions of $2,965.

(6)	Dr. Alam has served as Senior Vice President of New Business/New Products Development since November 2004. For 2005, his “All Other Compensation” represents Group Term Life Insurance premiums of $2,376, supplemental long term disability insurance premiums of $2,138, and 401(k) contributions of $2,761.

(7)	Mr. Sabat has been our Senior Vice President of National Accounts since October 2004. For 2005, his “All Other Compensation” represents Group Term Life Insurance premiums of $1,548, supplemental long term disability insurance premiums of $ 2,203, 401(k) contributions of $5,302, and a $1,357 benefit associated with our employee stock purchase plan.

(8)	Mr. Stern has been our Vice President of Sales & Marketing since November 2003. For 2005, his “All Other Compensation” represents Group Term Life Insurance premiums of $270, supplemental long term disability insurance premiums of $868, 401(k) contributions of $4,255, and a $474 benefit associated with our employee stock purchase plan.
Option Grants in Last Fiscal Year
     There were no stock options granted to any Named Executive Officer in the fiscal year ended December 31, 2005.
Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values
          The following table sets forth information with respect to the Named Executive Officers concerning unexercised options held as of the end of the fiscal year. None of the Named Executive Officer exercised options during the last fiscal year.

	Number of	Value of
	Securities Underlying	Unexercised in-the-
	Unexercised Options	Money Options at
	at FY-End(#)	FY-End($)(1)
Name	Exercisable/Unexercisable	Exercisable/ Unexercisable

Arthur S. Przybyl	1,106,250/18,750	3,172,625/69,875
Jeffrey A. Whitne ll	57,500/57,500	59,775/59,775
Abu S. Alam, Ph.D.	98,750/31,250	134,225/48,875
John R. Sabat	100,000/50,000	315,250/124,750
John W. Stern	76,250/38,750	165,075/69,825

(1)	Value of unexercised in-the-money options calculated using the December 31, 2005 closing price of $4.56.

PERFORMANCE GRAPH
          The graph below compares the cumulative shareholder return on our common stock with the AMEX U.S. Index and the AMEX Health Products and Services Index over the last five years through December 31, 2005. The graph assumes $100 was invested in our common stock, and also the two indices presented, at the end of December 2000 and that all dividends were reinvested during the subsequent five-year period.
          Our common stock was traded on NASDAQ until June 24, 2002. From June 25, 2002 until May 2, 2004 it was traded on the Pink Sheets. From May 3, 2004 until November 23, 2004 our stock was traded on the OTC Bulletin Board under the stock symbol “AKRN.OB.” It has been trading on the AMEX since November 24, 2004 under the symbol “AKN.”

Total Return Chart	2000	2001	2002	2003	2004	2005
AMEX US Index	93	86	71	96	110	119
AMEX Health Products and Services Index	119	113	78	137	140	121
Akorn, Inc. (AKN)	134	82	26	43	78	93
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
General
     The Compensation Committee of the Board (the “Compensation Committee”) consists of independent directors Ronald M. Johnson, Jerry I. Treppel and Jerry N. Ellis, none of whom are employees of Akorn. The Compensation Committee reviews, analyzes and makes recommendations to the full board related to compensation for our executive officers, evaluates the performance of the Chief Executive Officer and administers equity awards under our 2003 Stock Option Plan.
Compensation Objectives
     The Compensation Committee believes executive compensation policies should assure that executives are provided incentives and compensated in a way that advances both the short and long term interests of shareholders while also assuring that we are able to attract and retain executive management talent. Specifically, the Committee’s objective is the establishment of executive compensation strategies that:

•	Assure executive compensation is based upon performance in the achievement of pre-determined financial and business objectives;

•	Provide equity-based compensation incentives to meld the financial interests of executive officers with those of shareholders; and

•	Provide incentives that promote executive retention.
Components of Compensation
     There are three major elements of executive officer compensation:
•	Base salary;

•	Performance-based annual bonus, which may be paid in cash, stock units, shares of stock or a combination of these; and

•	Periodic grants of long-term stock-based compensation, such as stock options, restricted stock units, performance shares and/or restricted stock, which may be subject to performance-based and/or time-based vesting requirements.
     Executive officers also receive other standard benefits, including medical, disability and life insurance and, in certain instances, a car allowance. As a general matter, the Committee considers that any non-performance based compensation to an executive in excess of $1 million per year is not deductible by us for tax purposes because we are a public company.
2005 Executive Compensation
     The Compensation Committee uses its subjective judgment in determining executive officer compensation levels and takes into account both qualitative and quantitative factors. Among the factors considered by the Compensation Committee are the recommendations of our CEO, with respect to the compensation of other key executive officers. In 2005 the Compensation Committee also retained and relied upon information provided by a third party consultant. This consultant provided information regarding a selected peer group as well as compensation survey data for similarly sized companies in a proprietary biotechnology executive survey.
          In considering the information available to it, the Compensation Committee believed that our situation was somewhat unique. Although our performance had been improving overall through early 2005, our financial condition restricted the availability of cash compensation and many of the improvements in our performance for which the CEO was responsible had not yet materialized. The consultant reported that Mr. Przybyl’s and Mr. Whitnell’s base salaries and total cash compensation were below the median of both the selected peer group and the reported survey information, although the Compensation Committee noted that the median revenue level for the peer group was twice our revenue.
          After discussing the report of the consultant with management, the Compensation Committee recommended and the Board of Directors made certain adjustments in Mr. Przybyl’s and Mr. Whitnell’s compensation:
          1. Restricted Stock Awards. Award of 58,429 shares and 21,839 shares of restricted stock to Mr. Przybyl and Mr. Whitnell, respectively, vesting April 1, 2006, to provide incentives to continue to improve our operations and financial performance in 2005, in line with shareholder interests. These awards had fair market values at date of award, April 1, 2005, of $152,500 and $57,000, respectively. We did not pay cash or equity-based bonuses with respect to 2002, 2003 or 2004 and in light of our improved performance in 2004 and the need for continued improvement in 2005, believed it appropriate to provide appropriate incentives to Mr. Przybyl and Mr. Whitnell. Similar restricted stock awards, of lesser amounts, were made to other of our officers and employees.
          2. Increase in Base Salaries. Increase in base salary of 5% to $320,250 per annum for Mr. Przybyl, and to $199,500 for Mr. Whitnell. Even with these raises, the base salaries are still below the median for peer groups and based on the survey, but in light of the incentives provided to the executives by the bonus arrangements described below, the Committee believed the increases to be appropriate.

          3. Targeted Bonus Opportunities. We set the annual bonus opportunities relative to 2005 performance to incentivize achievement of specific outcomes that are in the best interests of our shareholders.
          Mr. Przybyl was eligible to receive a one-time cash bonus equal to the sum of (i) up to $240,188, representing 75% of his annual base compensation rate, if he achieved all of certain performance measurements, and (ii) an additional amount up to $80,063, representing 25% of his annual base compensation rate, if our adjusted EBITDA for 2005 was at least $11,400,000. Mr. Przybyl’s performance measurements included (i) achieving adjusted EBITDA for 2005 of at least $9,500,000, (ii) conducting a successful capital raise or achieving cash flows from operations such that a capital raise would be unnecessary, (iii) removing the restrictions imposed on our Decatur, Illinois facility set forth in the Warning Letter issued by the FDA and (iv) filing eight new abbreviated new drug applications with the FDA and introducing six new abbreviated new drug application products to the market.
          Mr. Whitnell was eligible to receive a one-time cash bonus equal to the sum of (i) up to $89,775, representing 45% of his annual compensation, if he achieved all of certain performance measurements, and (ii) an additional amount up to $29,925, representing 15% of his annual compensation, if our adjusted EBITDA for 2005 was at least $11,400,000. Mr. Whitnell’s performance measurements included (i) achieving adjusted EBITDA for 2005 of at least $9,500,000, (ii) conducting a successful capital raise or achieving cash flows from operations such that a capital raise would be unnecessary, (iii) successfully renegotiating our debt and (iv) developing an omnibus equity compensation plan.
          The Compensation Committee determined that neither Mr. Przybyl nor Mr. Whitnell achieved the EBITDA objectives. Mr. Przybyl partially met the ANDA goal. All other objectives for both executives were met. Therefore, performance-based bonuses paid to Mr. Przybyl and Mr. Whitnell were $116,663 and $44,888, respectively.
          However, the Committee took note of two significant accomplishments by these executives not reflected in the specific performance goals described above. The executives successfully negotiated the discounted pay-off of a $3,250,000 promissory note (plus interest) for $2,500,000. The EBITDA goal was not achieved largely due to the delay in receipt of the orders from the United States Department of Health and Human Services (“HHS”) for Calcium-DTPA and Zinc-DTPA. While an actual order had not been received, the Committee noted that HHS awarded the contract for Calcium-DTPA and Zinc-DTPA to us on December 30, 2005. Based upon these two achievements, the Compensation Committee recommended and the Board approved additional performance bonuses to Mr. Przybyl and Mr. Whitnell of $27,545 each related to the note pay-off, and $96,000 and $36,000, respectively related to the contract award.
Compensation Committee 2005 Activities
     In 2005, as our operations continued to improve, the Compensation Committee began to review the compensation and employment arrangements for Mr. Przybyl, and also Mr. Whitnell. We believe that both of these executives are important to our future success. In December 2005, the Committee conducted a further review of the base salaries of Mr. Przybyl and Mr. Whitnell (see discussion below), and outlined a process for development of a more comprehensive compensation/employment strategy for Mr. Przybyl, in particular.
          That process called for putting together an appropriate plan to incentivize Mr. Przybyl to continue as our CEO and to reward him for attainment of objectives that would align his interests with those of the shareholders. The Compensation Committee noted that in setting 2005 compensation levels it had not addressed the subject of long-term incentive compensation directly. The process developed by the Compensation Committee called for selecting and working with an independent consultant to advise and help structure an appropriate compensation model for Mr. Przybyl, and also for Mr. Whitnell, and to finalize an employment agreement with Mr. Przybyl.
Executive Compensation Changes for 2006
     In February 2006, the Compensation Committee retained an independent compensation consultant to assist the Compensation Committee in fulfilling its responsibilities. The independent consultant is engaged by, and reports directly to, the Compensation Committee.
     In January 2006, the Compensation Committee determined Mr. Przybyl’s and Mr. Whitnell’s base salary increases after reviewing Compensation Peer Group data and Mr. Przybyl’s and Mr. Whitnell’s individual performance during 2005. In recognition of their leadership during 2005 and in light of Compensation Peer Group market data, the Committee approved a 24.9% salary increase for Mr. Przybyl from $320,250 to $400,000, and a 25.3% salary increase for Mr. Whitnell from $199,500 to $250,000, effective January 1, 2006.
CEO Equity Ownership
          The Compensation Committee believes that each member of senior management should have a significant equity interest in Akorn. The Compensation Committee has targeted a 2.5% equity ownership level for Mr. Przybyl as this will further align the interests of management with our shareholders. The timing at which Mr. Przybyl will reach the 2.5% equity ownership level and the terms under which he will reach that level of equity ownership have not yet been determined.
Submitted by the Compensation Committee of the Board of Directors
Ronald M. Johnson, Chairman            Jerry I. Treppel            Jerry N. Ellis
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
          Ronald M. Johnson, Chairman, Jerry I. Treppel and Jerry N. Ellis who currently comprise the Compensation Committee, are each independent, non-employee directors of Akorn. Arjun C. Waney served as a director and member of the Compensation Committee until our 2005 annual meeting. No executive officer of Akorn served as a director or member of (i) the compensation committee of another entity in which one of the executive officers of such entity served on our Compensation Committee, (ii) the board of directors of another entity in which one of the executive officers of such entity served on our Compensation Committee, or (iii) the compensation committee of any other entity in which one of the executive officers of such entity served as a member of our Board, during the year ended December 31, 2005.
          In 2005, we paid approximately $37,942 for consulting fees to Quintiles, Inc., a firm at which Mr. Johnson is employed.

ANNUAL REPORT
     WE WILL PROVIDE, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SEC, UPON REQUEST IN WRITING FROM ANY PERSON WHO WAS A HOLDER OF RECORD OR WHO REPRESENTS IN GOOD FAITH THAT SUCH PERSON WAS A BENEFICIAL OWNER OF COMMON STOCK AS OF APRIL 7, 2006. REQUESTS SHOULD BE MADE TO AKORN, INC., ATTENTION: INVESTOR RELATIONS, 2500 MILLBROOK DRIVE, BUFFALO GROVE, ILLINOIS 60089.
HOUSEHOLDING OF PROXY MATERIALS
          The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.
          This year, brokers with account holders who are Akorn shareholders may be “householding” our proxy materials. A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker and direct your written request to Akorn, Inc., Attention: Investor Relations, 2500 Millbrook Drive, Buffalo Grove, Illinois 60089 or call 847.279.6156. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.
OTHER MATTERS
          Management is unaware of any matter for action by shareholders at the meeting other than those described in the accompanying notice. The enclosed proxy, however, will confer discretionary authority with respect to any other matter that may properly come before the annual meeting, or any adjournment thereof. It is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on any such matter.
By Order of the Board of Directors
/s/ Jeffrey A. Whitnell
Jeffrey A. Whitnell
Secretary
Buffalo Grove, Illinois
April 21, 2006

APPENDIX A
AKORN, INC.
AUDIT COMMITTEE CHARTER
ARTICLE 1 PURPOSE
     The primary function of the Audit Committee (the “Audit Committee”) of Akorn, Inc. (the “Company”) is to assist the Board of Directors (the “Board”) in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Company to designated regulatory bodies or the public; the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management has established; and the Company’s auditing, accounting and financial reporting processes.
     Management is responsible for (a) the preparation, presentation and integrity of the Company’s financial statements; (b) accounting and financial reporting principles; and (c) the Company’s internal controls and procedures designed to promote compliance with accounting standards and applicable laws and regulations.
     The Company’s independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards. The Company’s independent registered public accounting firm is also charged with attesting to, and reporting on, management’s assessment of the effectiveness of the internal control structure and procedures of the Company for financial reporting.
     Regardless of whether the Audit Committee members are or have been professional accountants or auditors, their functions are not intended to duplicate or to certify the activities of management and the independent auditor. The Audit Committee serves a board level oversight role where it oversees the relationship with the independent auditor, as set forth in this Charter, and provides advice, counsel and general direction, as it deems appropriate, to management and the auditors on the basis of the information it receives, discussions with the auditor, and the experience of the Audit Committee’s members in business, financial and accounting matters.
ARTICLE 2 MEMBERSHIP
     The Audit Committee shall be comprised of three or more Directors as determined by the Board, each of whom shall be Directors who are independent of management, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. All members of the Audit Committee shall be determined by the Board to meet the independence and financial literacy requirements of the American Stock Exchange (“Amex”) Company Guide and applicable federal law, including Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board shall review the number of audit committees of other public companies upon which each of the Audit Committee members serve, and shall make a determination as to whether such service would prohibit each of the members from effectively serving on the Company’s Audit Committee.
     All members of the Audit Committee shall be “financially literate” under the rules of the Amex Company Guide, meaning they have the ability to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement.
     At least one member of the Audit Committee shall be an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission and shall be financially sophisticated under the Amex Company Guide, in that he or she has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including but not limited to being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.
     The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the Board, the members of the Audit Committee may designate a Chair by vote of the Audit Committee. Designation of any Audit Committee members as an “audit committee financial expert” shall be made on an annual basis by the full Board upon recommendation of the Nominating and Corporate Governance Committee.
ARTICLE 3 RESPONSIBILITIES, DUTIES AND POWERS
•    Evaluate whether management is setting the appropriate “tone at the top” by communicating the importance of the Company’s ethical and business practice standards, including the importance of internal accounting controls. Establish, review and update periodically the Company’s Code of Ethics and ensure that management has established a system to enforce this Code.
•    Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system.
•    Review and approve all related-party transactions.
•    Review and appraise the audit efforts of the Company’s independent auditor, including the scope, fees and timing of the audit.
•    Provide an open avenue of communication among the independent auditor, financial and senior management and the Board.
•    Review and discuss reports from the independent auditor on (a) all critical accounting policies and practices used by the Company, (b) alternative accounting treatments within GAAP related to material items that have been discussed with management, including the ramifications of the use of the alternative treatments and the treatment preferred by the independent auditor, and (c) other material written communications between the independent auditor and management.
•    Review and discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work and management’s responses, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.
•    Review with the independent auditor its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.
•    Discuss with management and the independent auditor quarterly earnings press releases, including the interim financial information included therein, review the year-end audited financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, if deemed appropriate, recommend to the Board that the audited financial statements be included in the Annual Report on Form 10-K.
•    Review and discuss with management and the independent auditor various topics and events that may have significant financial impact on the Company or that are the subject of discussions between management and the independent auditor.
•    Review and discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.
•    Review and discuss with management and the independent auditor: (a) the adequacy and effectiveness of the Company’s internal controls (including any significant deficiencies and significant changes in internal controls reported to the Audit Committee by the independent auditor or management; (b) the Company’s internal audit procedures; and (c) the adequacy and effectiveness of the Company’s disclosures controls and procedures, and management reports thereon.
•    Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.
•    Receive reports on legal compliance and litigation matters and review the significant reports to management prepared by the internal auditors as well as management’s responses thereto.

•    Receive and review all significant reports and documents required to be produced by the Company under agreements with third parties.
•    Appoint, replace, compensate and oversee the work of the Company’s independent auditor (including resolutions of disagreements between management and the independent auditor regarding financial reporting). The independent auditor shall report directly to the Audit Committee.
•    Ensure the rotation of the audit partners as required by Section 10A(j) of the Exchange Act. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent registered public accounting firm on a regular basis.
•    Publish the report of the Audit Committee required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.
•    Review and approve, in advance, all permissible non-audit services to be performed by the Company’s independent auditor, with exceptions provided for de minimus amounts under certain circumstances as described by law.
•    Review and discuss the written statement from the independent auditor concerning any relationship between the auditor and the Company or any other relationships that may adversely affect the independence of the auditor, and, based on such review, assesses the independence of the auditor.
•    Set and periodically review a clear policy with respect to the hiring of employees and former employees of independent auditor.
•    Obtain and review annually a report by the independent auditor describing such independent auditor’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review or peer review or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.
•    Conduct an annual self-assessment, including a review of its Charter, and recommend any changes to the full Board.
•    Engage independent legal, accounting and other advisers, as it determines necessary to carry out its duties, with the Audit Committee having sole authority to approve related fees and retention terms.
•    Conduct or authorize investigations into matters within the Audit Committee’s scope of responsibilities and retain independent counsel, accountants or others to assist it in the conduct of an investigation.
ARTICLE 4 MEETINGS
     The Audit Committee shall meet in person or telephonically at least four times annually, or more frequently as circumstances dictate, however, at least one such meeting shall take place in person. As part of its job to foster open communications, the Audit Committee shall meet at least annually with management and the independent auditor in separate executive sessions to discuss any matters that the Audit Committee or either of these groups believe should be discussed.

+

	000004	000000000.000 ext 000000000.000 ext 000000000.000 ext
MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	Least Address Line	000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext C 1234567890 J N T

☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A	Election of Directors
1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold
01 - John N. Kapoor, Ph.D.	☐	☐
02 - Arthur S. Przybyl	☐	☐
03 - Jerry N. Ellis	☐	☐
04 - Ronald M. Johnson	☐	☐
05 - Jerry I. Treppel	☐	☐

B	Issues
The Board of Directors recommends a vote FOR the following proposals.

	For	Against	Abstain
2. Proposal to ratify the selection of BDO Seidman, LLP to serve as Akorn’s independent registered public accounting firm for the fiscal year ending December 31, 2006.	☐	☐	☐

3. In the discretion to vote upon such other business as may properly come before the Annual Meeting and any adjournments thereof. (Please See Reverse Side)

C	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

/ /

■	0 0 8 5 7 1	1 U P X	C O Y	+

Proxy - Akorn, Inc.

This Proxy is Solicited on Behalf of the Board of Directors of AKORN, INC.

The undersigned hereby constitutes and appoints Arthur S. Przybyl and Jeffrey A. Whitnell or either of them proxy for the undersigned, with full power of substitution, to represent the undersigned and to vote, as designated on the reverse side, all of the shares of common stock of Akorn, Inc. (the “Company”) that the undersigned is entitled to vote held of record by the undersigned on April 7, 2006, at the annual meeting of shareholders of Akorn to be held on May 25, 2006 (the “Meeting”), and at all adjournments thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES AND FOR THE PROPOSALS LISTED ON THE REVERSE SIDE. THE REVERSE SIDE. THE INDIVIDUALS DESIGNATED ABOVE WILL VOTE IN THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.